AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER is made and entered into as of the 16th day of July, 1996, by and between Magnetec Corporation, a Connecticut corporation (hereinafter called "Magnetec"), and Ithaca Peripherals Incorporated, a Delaware corporation (hereinafter called "Ithaca"), pursuant to 33-371 of the Connecticut General Statutes and 252 of the General Corporation Law of Delaware.

     WHEREAS, the authorized capital stock of Ithaca consists of 4,000,000 shares of common stock, par value $.10 per share, of which 100 shares were issued and outstanding as of July 8, 1996 and owned of record by Tridex Corporation, a Connecticut corporation ("Tridex") on such date, and 2,000,000 shares of preferred stock, par value $1.50 per share, of which none were issued and outstanding as of July 8, 1996;

     WHEREAS, the authorized capital stock of Magnetec consists of 5,000 shares of common stock, no par value per share, of which 1,000 shares were issued and outstanding as of July 8, 1996 and owned of record by Tridex;

     WHEREAS, the respective Boards of Directors and shareholders of Magnetec and Ithaca have deemed it advisable and to the advantage of the two corporations that Ithaca merge into Magnetec upon the terms and conditions herein provided;

     WHEREAS, Magnetec and Ithaca intend that the merger contemplated hereby qualify as a tax-free reorganization within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended; and

     WHEREAS, the Boards of Directors and shareholders of Magnetec and Ithaca approved this Agreement and Plan of Merger on July __, 1996.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Magnetec and Ithaca hereby agree to merge in accordance with the following plan:

     1. Merger. Ithaca shall be merged with and into Magnetec and Magnetec shall survive the merger. As required under 33-371 of the Connecticut General Statutes and 252 of the Delaware General Corporation Law (a) an appropriate Certificate of Merger shall be signed, verified and delivered for filing with the Secretary of the State of Connecticut, and (b) an appropriate Certificate of Merger and Secretary's Certificate shall be signed, verified and delivered for filing with the Secretary of the State of Delaware.

     2. Effective Time. The Agreement and Plan of Merger shall become effective for purposes of Delaware and Connecticut law, respectively, at the date and time of the completion of the filing of the Certificate of Merger in such states (hereinafter referred to as the "Effective Time").

     3. Directors and Officers and Governing Documents.

     (a) The directors and officers of Magnetec shall be the same upon the Effective Time as they are for Magnetec immediately prior thereto.


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     (b) The by-laws of Magnetec, as in effect at the Effective Time, are the same as those of the surviving corporation.

     (c) The Agreement and Plan of Merger effects no change in the Certificate of Incorporation of the surviving corporation, Magnetec, and said Certificate of Incorporation shall continue in full force and effect as the Certificate of Incorporation of the corporation surviving the merger.

     (d) The Certificate of Incorporation of Magnetec was filed with the Secretary of the State of Connecticut on September7, 1973.

     3. Rights and Liabilities of Magnetec. At and after the Effective Time, Magnetec shall possess all the rights, privileges, immunities and franchises, as well as of a public and private nature of each of the merging corporations; and property, real, personal and mixed, and all debts due Ithaca on whatever account, and all other choses in action, and all and every other interest of, or belonging to or due to each of the corporations so merged, shall be taken and transferred to and vested in Magnetec without further act or deed; and the title to any real estate, or any interest therein, vested in either of such corporations shall not prevent or be in any way impaired by reason of the merger.

     4. Further Assurances. From time to time, as and when required by Magnetec, there shall be executed and delivered on behalf of Ithaca such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in Magnetec the title to and possession of all property, interest, assets, rights, privileges, immunities, powers, franchises and authority of Ithaca, and otherwise carry out the purposes of this Agreement and Plan of Merger, and the officers and directors of Magnetec are fully authorized in the name and on behalf of Ithaca or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     5. Stock of Magnetec and Ithaca. No shares of Magnetec shall be issued as a result of the merger. The 100 shares of common stock of Ithaca issued and outstanding immediately prior to the Effective Time owned by Magnetec shall automatically be cancelled without any conversion thereof into any other security or right to receive any form of compensation and no payment shall be made with respect thereto.

     6. Appointment of Agent. Magnetec hereby consents to service of process in the State of Delaware in any action or special proceeding for the enforcement of any liability or obligation of Ithaca and for the enforcement of the right of holders of Common Stock of Ithaca to receive payment for the shares owned by such holders, and hereby irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any action or special proceeding for the enforcement of any such liability or obligation. The address to which a copy of such process shall be mailed by the Secretary of State to Ithaca is: c/o Magnetec Corporation, 7 Laser Lane, Wallingford, CT 06492 Attention: Corporate Secretary.

     7. Amendment. At any time prior to the Effective Time this Agreement and Plan of Merger may be amended in any manner as may be determined in the judgment of the respective Boards of Directors of Magnetec and Ithaca, to be necessary, desirable or expedient.

     13. Abandonment. At any time before the Effective Time, this Agreement and Plan of Merger may be terminated and the merger may be abandoned by the Board of Directors and shareholders of either Magnetec or Ithaca or both.


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     14. Counterparts. In order to facilitate the filing and recording of this
Agreement and Plan of Merger, the same may be executed in two or more counterparts, each of which shall be deemed to be an original and the same agreement.

     IN WITNESS WHEREOF, each of the corporate parties hereto, pursuant to authority granted by the Boards of Directors of Magnetec and Ithaca, has caused this Agreement and Plan of Merger to be executed by its President and attested to by its Secretary and its corporate seal to be affixed hereto, as of the date first above written.

ATTEST:                                MAGNETEC CORPORATION


/s/ George T. Crandall                 By: /s/ Bart C. Shuldman
-------------------------                  -------------------------------
Secretary                                  Bart C. Shuldman, President



ATTEST:                                ITHACA PERIPHERALS INCORPORATED



/s/ George T. Crandall                 By: /s/ Richard L. Cote
-------------------------                  -------------------------------
Secretary                                  Richard L. Cote, Vice President


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